KENWICK, INC.
                                STOCK OPTION PLAN

      1. Purpose. The purpose of this 1997 Stock Option Plan (the "Plan") is to advance the interests of Kenwick, Inc., a Florida corporation and each "Subsidiary," (collectively referred to as the "Corporation"), by providing an additional incentive to attract and retain qualified and competent persons who are key employees, consultants, representatives, officers and directors of the Corporation upon whose efforts and judgment the success of the Corporation is largely dependent, through the encouragement of stock ownership in the Corporation, by such persons. "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time the Option, as hereinafter defined, is granted, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      2. Grant of Options; Generally. In accordance with the provisions hereinafter set forth in this Plan, the Board of Directors (the "Board") or the Option Committee (the "Option Committee"), if any, of the Corporation is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, options ("Options") to acquire shares of the Corporation's $.001 par value common stock (the "Stock").

      3. Type of Options. The Board or the Option Committee is authorized to issue Options which meet the requirements of Section ss.422 of the Internal Revenue Code of 1986, as amended (the "Code"), which Options are hereinafter referred to collectively as ISOs, or singularly as an ISO. The Board or the Option Committee is also, in its discretion, authorized to issue Options which are not ISOs, which Options are hereinafter referred to collectively as NSOs, or singularly as an NSO. The Board or the Option Committee is also authorized to issue "Reload Options" in accordance with Paragraph 9 herein, which Options are hereinafter referred to collectively as Reload Options, or singularly as a Reload Option. Except where the context indicates to the contrary, the term "Option" or "Options" means ISOs, NSOs and Reload Options.

      4. Amount of Stock. The aggregate number of shares of Stock which may be issued pursuant to the exercise of Options shall be 500,000 shares. Of this amount, the Board or the Option Committee shall have the power and authority to designate whether any Options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock on account of the declaration of stock dividends, recapitalization

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resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Option Committee. The Board or the Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

      5. Eligible Persons.

         (a) With respect to ISOs, an Eligible Person means any individual who has been employed by the Corporation or its predecessors in interest for a continuous period of at least sixty (60) days.

         (b) With respect to NSOs, an Eligible Person means (i) any individual who has been employed by the Corporation or its predecessors in interest for a continuous period of at least sixty (60) days, (ii) any director of the Corporation or by any Subsidiary or (iii) any consultant or representative of the Corporation or by any Subsidiary.

      6. Grant of Options. The Board or the Option Committee has the right to issue the Options established by this Plan to Eligible Persons. The Board or the Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in a writing signed on behalf of the Corporation or by a majority of the members of the Option Committee. The writing shall identify whether the Option being granted is an ISO or an NSO and shall set forth the terms which govern the Option. The terms shall be determined by the Board or the Option Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.


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      7. Option Price. The option price per share shall be determined by the
Board or the Option Committee at the time any Option is granted, and shall be not less than (i) in the case of an ISO, the fair market value, (ii) in the case of an ISO granted to a ten percent or greater stockholder, 110 percent of the fair market value, or (iii) in the case of an NSO, not less than 75% of the fair market value (but in no event less than the par value) of one share of Stock on the date the Option is granted, as determined by the Board or the Option Committee. Fair market value as used herein shall be:

         (a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange or over-the-counter market is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

         (b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Board or the Option Committee.

      8. Purchase of Shares.

         (a) An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash or by check, or in property or the Corporation's stock, if so permitted by the Board or the Option Committee in accordance with the discretion granted in Paragraph 6 hereof, having a value equal to such purchase price.

         (b) At any time during the Option term, the Optionee may, at its option, exchange the Option, in whole or in part (an "Option Exchange"), into the number of shares of Common Stock determined in accordance with this Section 8(b), by surrendering the Option at the principal office of the Corporation, accompanied by a notice stating such Optionee's intent to effect such exchange, the number of shares of Common Stock to be exchanged and the date on which the Optionee requests that such Option Exchange occur (the "Notice of Exchange"). The Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Corporation (the "Exchange Date"). Certificates for the shares of Common Stock issuable upon such Option Exchange and, if applicable, a new option of like tenor evidencing the balance of the shares of Common Stock remaining subject to this Option shall be issued as of the Exchange Date and delivered to the Optionee within three (3) days following the Exchange Date. In connection with any Option Exchange, the Option shall represent the right to subscribe for and acquire without any cash outlay the number of shares of Common Stock (rounded to the next highest integer) equal to (A) the number of shares of Common Stock specified by the Optionee in its Notice of Exchange (the "Total Share Number") less (B) the number of


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

shares of Common Stock equal to the quotient obtained by dividing (i) the product of the Total Share Number and the existing Exercise Price (as hereinafter defined) by (ii) the Market Price (as hereinafter defined) of a share of Common Stock. "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the NASDAQ System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ, the average of the last highest reported bid and lowest reported asked price as furnished by the National Association of Securities Dealers, Inc. through the OTC Bulletin Board or similar organization if NASDAQ is no longer reporting such information, or if not available, the fair market price as determined by the Board or Option Committee.

         (c) The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

      9. Grant of Reload Options. In granting an Option under this Plan, the Board or the Option Committee may include a Reload Option provision therein, subject to the provisions set forth in Paragraphs 21 and 22 herein. A Reload Option provision provides that if the Eligible Person pays the exercise price of shares of Stock to be purchased by the exercise of an ISO, NSO or another Reload Option (the "Original Option") by delivering to the Corporation shares of Stock already owned by the Eligible Person (the "Tendered Shares"), the Eligible Person shall receive a Reload Option which shall be a new Option to purchase shares of Stock equal in number to the tendered shares. The terms of any Reload Option shall be determined by the Board or the Option Committee consistent with the provisions of this Plan.

      10. Option Committee. The Option Committee may be appointed from time to time by the Corporation's Board of Directors. The Board may from time to time remove members from or add members to the Option Committee. The Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 21 herein. The members of the Option Committee may elect one of its members as its chairman. The Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Option Committee's members present in person shall constitute a quorum for the transaction of business. All determinations of the Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Option Committee by conference telephone or similar


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

communications equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Option Committee will be effective as if it had been made by a majority vote of all members of the Option Committee at a meeting which is duly called and held.

      11. Administration of Plan. In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board or the Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions of Paragraph 21 and 22 herein. All determinations made by the Board or the Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Option Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

      12. Provisions Applicable to ISOs. The following provisions shall apply to all ISOs granted by the Board or the Option Committee and are incorporated by reference into any writing granting an ISO:

         (a) An ISO may only be granted within ten (10) years from January 15, 1997, the date that this Plan was originally adopted by the Corporation's Board of Directors.

         (b) An ISO may not be exercised after the expiration of ten (10) years from the date the ISO is granted.

         (c) The option price may not be less than the fair market value of the Stock at the time the ISO is granted.

         (d) An ISO is not transferable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

         (e) If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least 110% of the


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

fair market value of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

         (f) The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $100,000.

         (g) Even if the shares of Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO so that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

         (h) This Plan was adopted by the Corporation on January 15, 1997, by virtue of its approval by the Corporation's Board of Directors and stockholders.

      13. Determination of Fair Market Value. In granting ISOs under this Plan, the Board or the Option Committee shall make a good faith determination as to the fair market value of the Stock at the time of granting the ISO.

      14. Restrictions on Issuance of Stock. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

      15. Exercise in the Event of Death or Termination of Employment.

         (a) If an optionee shall die (i) while an employee of the Corporation or a Subsidiary or (ii) within three months after termination of his employment with the Corporation or a Subsidiary because of his disability, retirement, with the consent of the Board or the Option Committee or involuntarily other than by termination for cause, as defined herein, his Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the Option pass by will or


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

applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of death, as described in (i) and (ii) of this Paragraph, an optionee's Options may be exercised not later than the expiration date specified in Paragraph 6 or one year after the optionee's death, whichever date is earlier.

         (b) If an optionee's employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 6 hereof or one year after termination of employment, whichever date is earlier.

         (c) If an optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Corporation's tax-qualified retirement plans or with the consent of the Board or the Option Committee or involuntarily other than by termination for cause, and such optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 6 hereof or three (3) months after termination of employment, whichever date is earlier. For purposes of this Paragraph 15, termination for cause shall mean termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary, all as the Board or the Option Committee in its sole discretion may determine.

         (d) If an optionee's employment shall terminate for cause, all right to exercise his Option shall terminate at the date of such termination of employment.

      16. Corporate Events. In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation's shares of Common Stock the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

      17. No Guarantee of Employment. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the


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right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

      18. Nontransferability. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him.

      19. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

      20. Amendment and Discontinuance of Plan. The Corporation's Board of Directors may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to Paragraph 3 herein), or
(b) changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Corporation's Board of Directors is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to this Plan which require such approval, however, the Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this Paragraph 20, and Paragraphs 21 and 22.

      21. Compliance with Rule 16b-3. This Plan is intended to comply in all respects with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to participants who are subject to Section 16 of the Exchange Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent appropriate by either the Option Committee or the Corporation's Board of Directors.

      22. Compliance with Code. The aspects of this Plan on ISOs is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Option granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification and no notice of such modification need be given to optionee.


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

         If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Options granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

      23. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

      24. Disposition of Shares. In the event any share of Stock acquired by an exercise of an Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such Stock pursuant to such exercise, the optionee shall give prompt written notice thereof to the Corporation or the Option Committee.

      25. Name. The Plan shall be known as the "Kenwick, Inc. Stock Option
Plan."

      26. Notices. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation shall be sent to it at its office 3909 N.E. 163rd Street, Suite 308,
N. Miami Beach, Florida 33160 and when addressed to the Committee shall be sent to it at 3909 N.E. 163rd Street, Suite 308, N. Miami Beach, Florida 33160, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

      27. Headings. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.


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

      28. Effective Date. This Plan was adopted by the Board of Directors and stockholder of the Corporation on January 15, 1997. The effective date of the Plan shall be the same date.

      Dated as of January 15, 1997.

                                           KENWICK, INC.


                                           By: /s/ Kenneth S. Wulwick
                                               -----------------------------
                                               Kenneth S. Wulwick, President


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